UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 22, 2021

GMS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37784	46-2931287

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Crescent Centre Parkway, Suite 800

Tucker, Georgia 30084

(Address of principal executive offices, including zip code)

 (800) 392-4619

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	GMS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

Indenture for 4.625% Senior Notes Due 2029

On April 22, 2021, GYP Holdings III Corp. (the “Company”) closed its previously announced private offering of $350,000,000 of 4.625% senior notes due 2029 (the “Notes”).

The net proceeds from the offering will be used by the Company to repay a portion of its outstanding borrowings under its senior credit facility and to pay related transaction premiums, fees and expenses.

The Notes were issued and sold in a private transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) to persons reasonably believed to be “qualified institutional buyers,” as defined in and in accordance with Rule 144A under the Securities Act, and to non-U.S. persons outside of the United States pursuant to Regulation S under the Securities Act. Accordingly, the Notes and the related guarantees will not be registered under the Securities Act and the Notes and the related guarantees may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.

The Notes were issued pursuant to an Indenture (the “Indenture”), dated as of April 22, 2021, by and among the Company, the guarantors listed therein (the “Guarantors”) and U.S. Bank, National Association, as trustee. The Indenture provides that interest on the Notes will accrue from April 22, 2021 and is payable semiannually in arrears on May 1 and November 1 of each year, beginning on November 1, 2021, and the Notes mature on May 1, 2029.

The Notes will be the Company’s general senior unsecured obligations, will rank equally in right of payment with all existing and future senior indebtedness of the Company, including its senior credit facility and ABL credit facility, and will be senior in right of payment to any existing and future subordinated indebtedness of the Company. The Notes and the related guarantees will be effectively subordinated to all existing and future secured indebtedness of the Company and the Company’s subsidiaries guaranteeing the notes, including indebtedness under the senior credit facility and the ABL credit facility, to the extent of the value of the assets securing such indebtedness. The Notes and the related guarantees will be structurally subordinated to all of the existing and future indebtedness and other liabilities of the Company’s subsidiaries that do not guarantee the Notes, including the senior secured asset-based revolving credit facility of Titan GMS Limited Partnership, a foreign Canadian subsidiary of the Company.

The Company may redeem some or all of the Notes at any time on or after May 1, 2024, at the redemption prices set forth in the Indenture, plus accrued and unpaid interest up to, but not including, the redemption date. Prior to May 1, 2024, the Company may redeem some or all of the Notes at a price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, plus the “make-whole” premium set forth in the Indenture. The Company may redeem up to 40% of the Notes at any time prior to May 1, 2024 with the proceeds of certain equity offerings at the redemption prices set forth in the Indenture. If the Company sells certain assets or consummates certain change in control transactions, the Company will be required to make an offer to repurchase the Notes.

The Indenture contains certain covenants that, among other things, limit the Company’s ability and the ability of its restricted subsidiaries to incur additional indebtedness, make certain dividends, repurchase Company stock or make other distributions, make certain investments, create liens, transfer or sell assets, merge or consolidate, and enter into transactions with the Company’s affiliates. Such covenants are subject to a number of important exceptions and qualifications set forth in the Indenture. The Indenture also contains certain customary events of default, including failure to make payments in respect of the principal amount of the Notes, failure to make payments of interest on the Notes when due and payable, failure to comply with certain covenants and agreements and certain events of bankruptcy or insolvency.

The preceding description of the Indenture and the Notes are summaries and are qualified in their entirety by the Indenture and the form of Notes, filed as Exhibit 4.1 hereto, which is incorporated by reference herein.

Repricing of Senior Credit Facility

On April 12, 2021, the Company entered into an engagement letter with Barclays Bank PLC and the other financial institutions party thereto (collectively, the “Engagement Parties”) pursuant to which the Company engaged the Engagement Parties as joint lead arrangers and joint bookrunners, or co-managers, as appliable, to structure and arrange an amendment (the “Senior Credit Agreement Amendment”) to that certain First Lien Credit Agreement, dated as of April 1, 2014, as amended by that certain Incremental First Lien Term Commitments Amendment dated as of September 27, 2016, that certain Second Amendment to First Lien Credit Agreement dated as of June 7, 2017, and that certain Third Amendment to First Lien Credit Agreement dated as of June 1, 2018, among the Company, GYP Holdings II Corp., the lenders from time to time party thereto, and Credit Suisse AG, as administrative agent and as collateral agent (the “Senior Credit Agreement”).

The Senior Credit Agreement Amendment closed on April 22, 2021 and modified the Senior Credit Agreement by, among other things, reducing the interest rate applicable to the outstanding borrowings under the senior credit facility. After giving effect to the Senior Credit Agreement Amendment , the principal amount of term loans outstanding under the senior credit facility is $511,000,000.00.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above and the full text of the Indenture and Senior Credit Agreement Amendment, which are attached hereto as Exhibit 4.1 and 4.2, respectively, are each incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

4.1	Indenture, dated as of April 22, 2021, by and among GYP Holdings III Corp., GYP Holdings II Corp., the guarantors listed therein and U.S. Bank, National Association (including the form of Note attached as an exhibit thereto).
4.2	Fourth Amendment to First Lien Credit Agreement, dated as of April 22, 2021, by and among GYP Holdings III Corp., GYP Holdings II Corp., the subsidiary guarantors party thereto, Credit Suisse AG, as administrative agent, and the lenders party thereto (including the Senior Credit Agreement as amended thereby, as an exhibit thereto).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GMS INC.

(Registrants)

By:	/s/ Scott M. Deakin
Scott M. Deakin Chief Financial Officer

Dated: April 22, 2021